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 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2003

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SIGMA-ALDRICH CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (314) 771-5765
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Item 9. Regulation FD Disclosure

On November 11, 2003, Sigma-Aldrich Corporation issued a press release announcing the Company's quarterly dividend and share repurchase authorization. A copy of this press release is furnished with this report as an exhibit to this Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: November 12, 2003

SIGMA-ALDRICH CORPORATION

By: /s/ Karen Miller
Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued November 11, 2003 -- SIGMA-ALDRICH DECLARES QUARTERLY DIVIDEND AND ADDS 5 MILLION SHARES TO REPURCHASE AUTHORIZATION.

Exhibit 99.1

[Letterhead of Sigma Aldrich]

From: David R. Harvey, Chairman, President and CEO	For questions, contact:
Kirk A. Richter, Treasurer
(314) 286-8004

FOR IMMEDIATE RELEASE

November 11, 2003

SIGMA-ALDRICH (NASDAQ:SIAL) DECLARES QUARTERLY DIVIDEND AND ADDS 5 MILLION SHARES TO REPURCHASE AUTHORIZATION

At the Board of Director's meeting held today, the Directors declared a quarterly cash dividend of $.16 per share payable on December 15, 2003 to shareholders of record on December 1, 2003.

The five million share increase in the repurchase authorization brings the total authorized to 40 million shares. The Company has purchased over 34.7 million shares of its stock since beginning the program in late 1999. The average purchase price was $34.69. Shares repurchased are held as treasury shares. These shares have been and are expected to be used to continue to improve the Company's return on equity, to cover the dilutive effect of stock option exercises and for other corporate purposes. The Company expects to continue share repurchases to acquire the remaining authorized shares, but the timing and number of shares purchased, if any, will depend upon market conditions and other factors.

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and chemical manufacturing. We have customers in life science companies, university and government institutions, hospitals and in industry. Over one million scientists and technologists use our products. Sigma-Aldrich operates in 34 countries and has 6,000 employees providing excellent service worldwide. We are committed to the success of our Customers, Employees and Shareholders through leadership in Life Science, High Technology and Service. For more information about Sigma-Aldrich, please visit our award-winning web site at www.sigma-aldrich.com

Cautionary Statement: This release contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, and other statements regarding the Company's expectations, goals, beliefs, intentions and the like regarding future, earnings, return on equity, cash flow and other matters. These statements involve assumptions regarding Company operations, investments and acquisitions and conditions in the markets the Company serves. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this news release, due to, but not limited to, such factors as (1) changes in pricing and the competitive environment, (2) other changes in the business environment in which the Company operates, (3) changes in research funding, (4) uncertainties surrounding government healthcare reform, (5) government regulations applicable to the business, (6) the impact of fluctuations in interest rates and foreign currency exchange rates, (7) the effectiveness of the Company's further implementation of its global software systems, (8) the ability to retain customers, suppliers and employees and (9) the outcome of the matters described in Note 13- Contingent Liabilities and Commitments-in the Company's Form 10-Q for the quarterly period ended June 30, 2003. The Company does not undertake any obligation to update these forward-looking statements.